Exhibit 10.35

THE RESTATED
PARK PLACE ENTERTAINMENT CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
As Restated and Amended Effective January 1, 2002

THE RESTATED
PARK PLACE ENTERTAINMENT CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

        WHEREAS, Park Place Entertainment Corporation (the "Company") established the Park Place Entertainment Corporation Executive Deferred Compensation Plan (the "Plan") effective January 1, 1999 in order to provide supplemental retirement income benefits for a select group of management and highly compensated employees of the Company and affiliated employers of the Company participating under the Plan, through deferrals of salary and through the contributions to be made by the Company and the participating employers;

        WHEREAS, the Plan is intended to be an unfunded arrangement for the purposes of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

        WHEREAS, the Company has previously amended and restated the Plan effective as of January 1, 2000; and

        WHEREAS, the Company now wishes to again amend and restate the Plan effective as of January 1, 2002 in order to reflect certain changes in the design and operation of the Plan.

        NOW, THEREFORE, the Plan is hereby amended and restated as follows:

ARTICLE I
TITLE AND DEFINITIONS

        1.1  Title.

        This Plan shall be known as the Park Place Entertainment Corporation Deferred Compensation Plan.

        1.2  Definitions.

        Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

        "Account" or "Accounts" shall mean a Participant's Deferral Account and/or Company Contribution Account.

        "Base Compensation" shall mean the total salary, gratuities and commissions that are payable by the Employer to the Eligible Employee in a Plan Year. Base Compensation shall not include any bonuses that are payable to an Eligible Employee.

        "Base Compensation Company Contribution Amount" shall mean the amount described in paragraph (b) of Section 4.2.

        "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No Beneficiary designation shall become effective until it is filed with the Committee. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the participant's estate shall be the Beneficiary. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (1) to that person's living parent(s) to act as custodian, (2) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (3) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

        "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

        "Bonus Compensation" shall mean any compensation designated as a bonus that is payable by the Employer to the Eligible Employee in a Plan Year.

        "Bonus Compensation Company Contribution Amount" shall mean the amount described in paragraph (c) of Section 4.2.

        "Change in Control" shall mean the first to occur of any of the following events:

          (a)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c); or

          (b)  Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board; or

          (c)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power or the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation, which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        "Caesars Plan Account" shall mean the separate bookkeeping account maintained by the Committee for certain Participants in accordance with Section 1 of Appendix A.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Committee appointed by the Board to administer the Plan in accordance with Article IX.

        "Company" shall mean Park Place Entertainment Corporation, and any successor corporation.

        "Company Contribution Account" shall mean the separate bookkeeping account maintained by the Committee for each Participant in accordance with Section 4.2.

        "Compensation" shall mean the total Base Compensation and Bonus Compensation that is payable by the Employer to the Eligible Employee in a Plan Year.

        "Competitor" shall mean any employer or person who is in the same primary business or provides the same primary services as those primarily conducted or provided by the Company and all other Employers, considered as a single enterprise, as reasonably determined by the Committee.

        "Deferral Account" shall mean the separate bookkeeping account maintained by the Committee for each Participant in accordance with Section 4.1.

        "Disabled" or "Disability" shall mean that a Participant is disabled due to sickness or injury which qualifies the Participant for disability payments under the Employer's long term disability plan. A Participant shall be considered totally and permanently disabled on the date he or she qualifies for such long term disability payments.

        "Effective Date" shall mean January 1, 1999.

        "Eligible Employee" shall mean (i) any Employee who participated or was eligible to participate in the Hilton Plan on December 31, 1998, (ii) any Employee who is an officer of the Employer at the Vice President level or higher, and (iii) any other officers and highly compensated Employees who are designated by the Committee (or its delegate) in its sole discretion to participate in the Plan pursuant to Section 2.1.

        "Employee" shall mean an employee of an Employer.

        "Employer" or "Employers" shall mean individually or collectively as may be stated or indicated from the context, the Company or any subsidiary or affiliate of the Company which is designated by the Board to be a participating Employer in the Plan and which adopts the Plan.

        "Fund" or "Funds" shall mean one or more of the investments selected by the Committee pursuant to Section 3.2(a).

        "Hilton Plan" shall mean the Hilton Hotels Executive Deferred Compensation Plan as in effect on December 31, 1998.

        "Participant" shall mean any Eligible Employee who either (i) was a "Participant" in the Hilton Plan (as such term is defined in Section 1.2 of the Hilton Plan) on December 31, 1998, (ii) was a Participant in the Plan on the Restatement Effective Date or (iii) elects to defer Compensation in accordance with Section 3.1.

        "Plan" shall mean the restated Park Place Entertainment Corporation Executive Deferred Compensation Plan set forth herein, as amended from time to time. It is intended that the Plan be an unfunded arrangement for the purposes of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

        "Plan Year" shall mean the 12 consecutive month period beginning on each January 1.

        "Restatement Effective Date" shall mean January 1, 2002.

        "Year of Vesting Service" shall mean as follows:

          (a)  For Plan Years commencing prior to January 1, 2000, any Plan Year in which a Participant is both (i) credited with 1,000 Hours of Service in accordance with the provisions of the tax-qualified plan maintained by the Participant's Employer and (ii) employed by an Employer on December 31 of such Plan Year. For purposes of this provision, Hours of Service shall be given the same meaning as in such tax-qualified plan. Any period of time during which a Participant was employed by (i) Hilton Hotels Corporation or any affiliate thereof prior to the Effective Date, (ii) Bally Entertainment Corp. or any affiliate thereof ("Bally") prior to Bally being merged with the Hilton Hotels Corporation or (iii) Grand Casinos, Inc. or any affiliate thereof prior to the Effective Date, shall be considered as employment with an Employer for purposes calculating such Participant's Years of Vesting Service under the Plan; and

          (b)  For Plan Years commencing on or after January 1, 2000, any Plan Year during which a Participant has been employed by one or more Employers throughout such Plan Year (January 1 through December 31); provided however, that any Participant who is first eligible to defer Compensation under the Plan after January 1 of a Plan Year shall be credited with a Year of Vesting Service for such Plan Year, if such Participant is employed by one or more Employers from the date on which he or she is first eligible to defer Compensation through December 31 of such Plan Year.

ARTICLE II
PARTICIPATION

        2.1  Participation.

          (a)  Any Eligible Employee who was a participant in the Hilton Plan on December 31, 1998 became a Participant in the Plan on the Effective Date.

          (b)  Any Eligible Employee who is a Participant in the Plan on the Restatement Effective Date shall continue as a Participant subject to the terms hereunder.

          (c)  Any Eligible Employee who is not a Participant on the Restatement Effective Date shall become a Participant in the Plan by electing to defer a portion of his or her Compensation in accordance with Section 3.1.

ARTICLE III
DEFERRAL ELECTIONS

        3.1  Elections to Defer Base Compensation.

          (a)  Each Eligible Employee may elect to defer up to 100% of their Base Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, prior to the last business day of the year preceding the Plan Year for which the election is to become effective (or such earlier date as the Committee may in its sole discretion determine). Persons who first become Eligible Employees on or after January 1, but before July 1 of any Plan Year, may elect to defer Base Compensation effective July 1 of such Plan Year by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than June 1 of such Plan Year (or such earlier date as the Committee in its sole discretion may determine). Persons who were employed by Caesars World, Inc. or any affiliate thereof immediately prior to the acquisition of Caesars World, Inc. and its affiliates by the Company, and who become Eligible Employees prior to July 1, 2000, may elect to defer Base Compensation effective as of July 1, 2000 by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than June 30, 2000 (or such earlier date as the Committee in its sole discretion may determine). Notwithstanding the foregoing, no Eligible Employee shall be permitted to defer Base Compensation which the Committee (or its delegate) reasonably determines is required to pay the Eligible Employee's portion of payroll taxes and contributions towards benefits provided to the Eligible Employee and his or her dependents.

          (b)  Any deferral election made under paragraph (a) of this Section 3.1 shall remain in effect and be irrevocable, notwithstanding any change in the Participant's Base Compensation, for the entire Plan Year for which it is effective. Subject to the provisions of this Section 3.1, a Participant shall file a new election each year with the Committee prior to the last business day of such year (or such earlier date as the Committee in its sole discretion may determine), for Base Compensation earned during the Plan Year beginning on January 1, of the immediately following year.

          (c)  Notwithstanding the above, if the Committee in its sole discretion determines that a Participant has incurred a financial hardship during a Plan Year, such Participant may file a new election with the Committee, on a form provided by the Committee, during such Plan Year to terminate his or her Base Compensation deferral election then in effect, thereby reducing such Participant's Base Compensation deferral percentage for the remainder of the Plan Year to 0%. If such an election is made, the Participant shall make no further deferrals under this Plan for that Plan Year. Such election shall be valid as soon as administratively feasible following its receipt by the Committee. For purposes of the foregoing, a financial hardship shall generally be limited to a need for funds for any of the following purposes:

              (i)  Unreimbursed medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code);

            (ii)  Purchase (excluding mortgage payments) of a principal residence for the Participant;

            (iii)  Payment of tuition and related educational fees (including room and board) for the next 12 months of post-secondary education for the Participant or his spouse, children, or dependents;

            (iv)  Prevention of the eviction of the Participant from his principal residence or foreclosure on the mortgage on his principal residence; and

            (v)  Any other circumstances recognized by the Committee, in its sole discretion, as constituting a financial hardship.

        3.2  Elections to Defer Bonus Compensation.

        Each Eligible Employee may separately elect to defer up to 100% of their Bonus Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.2, on a form provided by the Committee, prior to the last business day of the year preceding the Plan Year in which the Bonus Compensation is payable to the Eligible Employee (or such earlier date as the Committee may in its sole discretion determine). Notwithstanding the foregoing, no Eligible Employee shall be permitted to defer any portion of their Bonus Compensation which the Committee (or its delegate) reasonably determines is required to pay the Eligible Employee's portion of payroll taxes and contributions towards benefits provided to the Eligible Employee and his or her dependents.

        3.3  Investment Elections.

          (a)  At the time of making the deferral elections described in Section 3.1 and 3.2, the Participant shall designate, in a manner prescribed by the Committee, the Funds in which the Participant's Accounts shall be deemed to be invested for purposes of determining the amount of earnings to be credited, and/or losses to be debited, to such Accounts under Article IV. The Funds shall consist of the investment vehicles selected by the Committee from time to time in its sole discretion.

          (b)  In making the designation pursuant to this Section 3.3, the Participant may specify that all or any whole percentage of his Accounts be deemed to be invested in one or more of the Funds. A Participant may change the designation made under this Section 3.3, in a manner prescribed by the Committee, effective as of the next business day following the date on which such change is made.

          (c)  Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Funds are to be used only for purposes of determining the amount of earnings to be credited and/or losses to be debited to a Participant's Account, and a Participant's designation of any such Fund, the allocation to his or her Accounts thereof, the calculation of earnings and the crediting or debiting of such earnings to a Participant's Accounts shall not be considered or construed in any manner as an actual investment of his or her Accounts in any such Fund. In the event that the Company or any trustee of a Trust described in Section 6.6, in its sole discretion, decides to invest any amounts in any or all of the Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Accounts shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or any trustee.

          (d)  Notwithstanding the foregoing provisions of this Section 3.3, the Committee may retain the overriding discretion regarding the Participant's designation of Funds under this Section 3.3. If a Participant fails to designate any Fund under this Section 3.3, the Participant shall be deemed to have designated a money market Fund.

          (e)  Each Participant shall bear full responsibility for all results associated with his or her designation of Funds under this Section 3.3, and neither the Employer nor the Committee shall have any responsibility or liability with respect to any Participant's designation of such Funds.

ARTICLE IV
ACCOUNTS

        4.1  Deferral Account.

        The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts

("subaccounts"), each of which corresponds to a Fund elected by the Participant pursuant to Section 3.3(a). A Participant's Deferral Account shall be credited as follows:

          (a)  If a Participant was a participant in the Hilton Plan on December 31, 1998, the subaccounts of the Participant's Deferral Account were credited with an amount equal the value of his or her "Deferral Account" under the Hilton Plan (as such term is defined in Section 1.2 of the Hilton Plan) as of    December 31, 1998;

          (b)  As soon as practicable after the last day of each payroll period, the subaccounts of the Participant's Deferral Account shall be credited with an amount equal to the Base Compensation deferred by the Participant during such payroll period in accordance with the Participant's elections under Section 3.l(a) and Section 3.3(a); that is, the portion of the Participant's Base Compensation that the Participant has elected to defer and be deemed invested in a certain Fund shall be credited to the subaccount corresponding to that Fund;

          (c)  As soon as practicable after the day on which Bonus Compensation would be payable to a Participant, the subaccounts of the Participant's Deferral Account shall be credited with an amount equal to the portion of the Bonus Compensation deferred by the Participant in accordance with the Participant's elections under Section 3.2 and Section 3.3(a); that is, the portion of the Participant's Bonus Compensation that the Participant has elected to defer and be deemed invested in a certain Fund shall be credited to the subaccount corresponding to that Fund; and

          (d)  Each subaccount of a Participant's Deferral Account shall be credited with earnings and debited with losses at the time and in a manner determined by the Committee.

        4.2  Company Contribution Account.

        The Committee shall establish and maintain a Company Contribution Account for each Participant under the Plan. Each Participant's Company Contribution Account shall be further divided into separate subaccounts corresponding to the Fund elected by the Participant pursuant to Section 3.3(a). A Participant's Company Contribution Account shall be credited in accordance with the following provisions:

          (a)  If a Participant was a participant in the Hilton Plan on December 31, 1998, the subaccounts of the Participant's Company Contribution Account were credited with an amount equal the value of his or her "Company Contribution Account" under the Hilton Plan (as such term is defined in Section 1.2 of the Hilton Plan) as of December 31, 1998;

          (b)  As soon as practicable after the last day of each payroll period, the subaccounts of the Participant's Company Contribution Account shall be credited with an amount equal to the portion of the Base Compensation Company Contribution Amount, if any, which the Participant elected to be deemed to be invested in a specific Fund. A Participant's Base Compensation Company Contribution Amount for any payroll period shall be equal to 50% of the Base Compensation deferred by the Participant during such payroll period in accordance with the Participant's election under Section 3.l(a), disregarding any such deferral in excess of 10% of the Participant's Base Compensation for such payroll period;

          (c)  As soon as practicable after the day on which Bonus Compensation would be payable to a Participant, the subaccounts of the Participant's Company Contribution Account shall be credited with an amount equal to the portion of the Bonus Compensation Company Contribution Amount, if any, which the Participant elected to be deemed to be invested in a specific Fund. A Participant's Bonus Compensation Company Contribution Amount with respect to any Bonus Compensation shall be equal to 50% of portion of the Bonus Compensation deferred by the Participant in accordance with the Participant's election under Section 3.2, disregarding any such deferral in excess of 10% of the Participant's Bonus Compensation;

          (d)  Each subaccount of a Participant's Company Contribution Account shall be credited with earnings or debited with losses at the time and in a manner determined by the Committee;

          (e)  As of the date on which a Participant receives or commences to receive the payment of the amount credited to his or her Accounts, the amount of any forfeitures that occur under Section 5.2 with respect to any such Participant's Company Contribution Account shall be subtracted from his or her Company Contribution Account;

          (f)    Notwithstanding the above paragraphs of this Section 4.2, from time to time and in its sole discretion, the Committee (or its delegate) may provide that additional Base Compensation Company Contribution Amounts and/or Bonus Compensation Company Contribution Amounts shall be credited to some or all Participants according to the terms and conditions determined by the Board; and

          (g)  Notwithstanding the above paragraphs of this Section 4.2, the Committee (or its delegate) may in its sole discretion determine that a Participant's Accounts shall not be credited with any Base Compensation Company Contribution Amounts and/or any Bonus Compensation Company Contribution Amounts.

ARTICLE V
VESTING

        5.1  Deferral Account.

        A Participant's Deferral Account shall be 100% vested at all times.

        5.2  Company Contribution Account.

          (a)  Amounts that are credited to a Participant's Company Contribution Account prior to January 1, 2000 shall become nonforfeitable in the following increments: (1) 25% upon the Participant's completion of two Years of Vesting Service, (2) an additional 25% (50% total) upon completion of three Years of Vesting Service, (3) an additional 25% (75% total) upon completion of four Years of Vesting Service, and (4) in its entirety after the Participant's completion of five Years of Vesting Service. Notwithstanding the foregoing, any amounts credited to a Participant's Company Contribution Account that are attributable to "Company Matching Contributions" (as such term was defined in the Bally Entertainment Corporation Management Retirement Savings Plan (the "Bally Plan")) that were credited to such Participant under the Bally Plan prior to 1997, shall become nonforfeitable in accordance with the vesting schedule provided for under the Bally Plan.

          (b)  Effective for Plan Years commencing on or after January 1, 2000, a Participant shall vest in the Base Compensation Company Contribution Amount and Bonus Compensation Company Contribution Amount (collectively the "Company Contribution Amount") that are credited to the Participant's Company Contribution Account in a Plan Year (plus earnings thereon), upon the completion of the applicable vesting period for such Company Contribution Amount. The vesting period for each Plan Year's Company Contribution Amount shall commence with the Plan Year in which the Company Contribution Amount is credited, with the Participant vesting in (i) 33 1/3% of the applicable Company Contribution Amount upon being credited with a Year of Vesting Service (as defined under paragraph (b) of the definition of Year of Service) for the Plan Year for which the Company Contribution Amount is credited, (ii) 33 1/3% of the applicable Company Contribution Amount upon being credited with a Year of Vesting Service for the immediately following Plan Year and (iii) 33 1/3% of the applicable Company Contribution Amount upon being credited with a Year of Vesting Service for the next following Plan Year.

          (c)  Notwithstanding paragraphs (a) and (b) of this Section 5.2, a Participant's Company Contribution Account shall become 100% vested should: (1) the Participant die while employed by the Employer, (2) the Participant become Disabled while employed by the Employer, or (3) there occur a Change of Control. If a Participant retires on or after attaining age 55 and does not become employed by a Competitor during the six month period immediately following his or her retirement (the "Six Month Period"), such Participant's Company Contribution Account shall become 100% vested upon the completion of the Six-Month Period (irrespective of the form of payment elected by the Participant) and such Participant shall receive or commence to receive payment of the amount credited to his or her Accounts in accordance with Section 6.l(e).

          (d)  If a Participant who is not 100% vested in his or her Company Contribution Account retires on or after attaining age 55 and becomes employed by a Competitor during the Six-Month Period, the portion of such Participant's Company Contribution Account which is not vested shall immediately be forever forfeited and the Employer shall have no obligation to the Participant (or Beneficiary) with respect to such forfeited amount.

          (e)  If a Participant who is not 100% vested in his or her Company Contribution Account receives or commences to receive the payment of the amount credited to his or her Accounts, the portion of such Participant's Company Contribution Account which is not vested shall immediately be forever forfeited and the Employer shall have no obligation to the Participant (or Beneficiary) with respect to such forfeited amount.

          (f)    The Committee shall have the sole and absolute discretion to waive, limit, or condition any forfeiture of benefits under this Section 5.2 with respect to any Participant.

ARTICLE VI
DISTRIBUTIONS AND WITHDRAWALS

        6.1  Distribution of Deferred Compensation.

          (a)  A Participant may elect, on the form provided by the Committee to defer Compensation under Section 3.1 and Section 3.2, to receive one of the optional forms of payment described in Section 6.1(c). If such an election is made in a timely fashion, as set forth in Section 6.1(c), it shall be effective for all of the Participant's Accounts, subject to the Participant timely electing a new optional form of payment pursuant to Section 6.l(c).

          (b)  The amount credited to a Participant's Deferral Account and the vested portion of the amount credited to his or her Company Contribution Account shall be paid to the Participant in the form of payment that the Participant has timely elected (or, in the case of the Participant's death, to the Participant's Beneficiary in accordance with Article VII). If no such timely election is made, the payment shall be made in the form of a cash lump sum payment generally within 180 days following the Participant's termination of employment.

          (c)  A Participant may elect one of the following optional forms of payment provided that such optional form of payment may not be made or commence before his or her termination date:

            (1)  A lump sum payment which shall be paid generally within 180 days of the Participant's termination of employment, or

            (2)  Substantially equal annual installments over five, ten, or fifteen years, to begin generally within 180 days of the Participant's termination of employment.

        A Participant's election is timely only if the election is filed with the Committee in the manner prescribed by the Committee at least one year prior to the date the Participant's employment with the Company terminates; provided, however, that if a Participant has elected, but not yet commenced to receive, installment payments and the Committee, in its sole discretion, determines that the Participant has incurred a financial hardship (as described in Section 3.1(c)), the Committee may in its sole discretion allow such Participant to receive payment of his vested Accounts in a single lump sum payment.

          (d)  If installment payments are paid to a Participant under this Plan, the unpaid portion of a Participant's vested Accounts shall continue to be credited monthly with earnings and/or losses pursuant to Article IV of the Plan until all amounts credited to his or her Accounts under the Plan have been distributed.

          (e)  If a Participant becomes 100% vested in his or her Company Contribution Account under Section 5.2(c) on account of the Participant's retirement on or after attaining age 55, then, notwithstanding paragraphs (b) and (c) of this Section 6.1, such Participant shall receive or commence to receive payment of the amount credited to his or her Deferral Account and Company Contribution Account as soon as administratively feasible following completion of the six month period which follows such Participant's retirement (or any longer or shorter period which the Committee in its sole discretion may determine).

        6.2  Inability to Locate Participant.

        In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the date the Participant was to commence receiving payment, the entire amount allocated to the Participant's Deferral Account and Company Contribution Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings from the date payment was to commence under Section 6.1.

        6.3  Withdrawals.

          (a)  Effective January 1, 2002, any Participant may request a withdrawal of his vested Account as set forth in this Section 6.3 prior to termination of employment. Such withdrawal shall be taken in a lump sum payment. The Participant shall forever forfeit 6% of the amount of any withdrawal made prior to termination of employment and neither the Company nor the Employer shall have any obligation to the Participant (or Beneficiary) with respect to such forfeited amount. Such forfeiture shall reduce the amount of the withdrawal that is received by the Participant. Effective July 1, 2002, any withdrawal under this Section 6.3 shall be limited to $1,000,000 prior to taking into account the forfeiture imposed on the Participant in connection with such withdrawal.

          (b)  Any Participant who makes a withdrawal under paragraph (a) shall be suspended from deferring Base Compensation and Bonus Compensation for the remainder of the Plan Year in which the withdrawal is taken and for the complete Plan Year which immediately follows such Plan Year.

          (c)  The Committee may in its sole discretion impose other penalties and/or suspensions in connection with a withdrawal that is taken by a Participant under this Section prior to the Participant's termination of employment.

          (d)  Notwithstanding anything contained herein to the contrary, no withdrawal may be made under this Section to the extent that such withdrawal, after taking into account all other compensation paid to the Participant by the Company and/or its affiliates, would not be deductible by the Company and/or its affiliates under Section 162(m) of the Code.

        6.4  Loans.

        There shall be no loans permitted under the Plan.

        6.5  Distributions on Disability.

        If a Participant becomes Disabled, such Participant's vested Account shall be distributed pursuant to Section 6.1(b).

        6.6  Early Distributions.

        Notwithstanding any provision of this Plan to the contrary, payments to Participants and Beneficiaries shall be made before such payments are otherwise due under the terms of this Plan if the Employer determines, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a decision by a court of competent jurisdiction involving a Participant or Beneficiary, or a closing agreement involving a Participant or Beneficiary made under Section 7121 of the Code that is approved by the Commissioner, that a Participant or Beneficiary has recognized or will recognize income for state, local or federal income tax purposes with respect to amounts that are or will be payable to the Participant or Beneficiary under the Plan before they otherwise would be paid to the Participant or Beneficiary. The payments to be made pursuant to the preceding sentence shall not exceed the tax estimated to be due with respect to the amount of income described therein that is recognized or to be recognized by a Participant or Beneficiary prior to the receipt of payments under this Plan, and shall be made at the time income is recognized by the Participant or Beneficiary or as soon as possible thereafter.

        6.7  Trust.

          (a)  The Company may make contributions to a trust (hereinafter referred to as the "Trust") in such amounts as are determined by the Committee to be necessary to provide for the payment to the Participants of the benefits which are the responsibility of the Company and other Employers under this Plan. The Trust is intended to be a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

          (b)  A Participant shall have no preferred claim on, or any beneficial interest in, any assets of the Trust. Any assets held by the Trust shall be subject to (i) the claims of general creditors of the Company and (ii) the claims of general creditors of each Employer other than the Company (but only to the extent of the assets of the Trust and earnings thereon attributable to the Participants employed by such Employer), under Federal and state law in the event of the "insolvency" of the Company or other Employer, i.e., the Company or other Employer is unable to pay its debts as they become due or is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

ARTICLE VII
DEATH BENEFITS

        7.1  In General.

        Upon the death of a Participant before the amount credited to his or her Account has been paid in full (either in a lump sum or installment payments), his or her Beneficiary shall receive the balance of the Participant's vested Account as of the date of death in accordance with Section 7.2.

        7.2  Payment of Death Benefits.

        The death benefit payable pursuant to Section 7.1 shall be paid to the Participant's Beneficiary in a lump sum payment within 180 days of the Participant's death.

ARTICLE VIII
CLAIMS PROCEDURE

        8.1  Determination of Benefits, Claims Procedure and Administration.

          (a)  Claim.    A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Committee, setting forth his or her claim. The request must be addressed to the Committee of the Park Place Entertainment Corporation Executive Deferred Compensation Plan, 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109; or to such Committee representative as may be designated by the Committee from time to time.

          (b)  Claim Decision.    Upon receipt of a claim, the Committee (or its representative) shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee (or its representative) may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

        If the claim is denied in whole or in part, the Committee (or its representative) shall issue a written opinion, using language calculated to be understood by the Claimant, setting forth:

    (i)
    The specific reason or reasons for such denial;

    (ii)
    The specific reference to pertinent provisions of the Plan on which such denial is based;

    (iii)
    A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

    (iv)
    Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

    (v)
    The time limits for requesting a review under subsection "c" and for review under subsection "d" hereof.

          (c)  Request for Review.    Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review its determination. Such request must be addressed to the Committee at the then principal place of business of the Company or to other such person as may be designated by the Committee. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review of the Committee's determination within such sixty (60) day period, the Claimant he shall be barred and estopped from challenging the Committee's determination.

          (d)  Review of Decision.    Within sixty (60) days after the Committee's receipt of a request for review as provided above, the Committee will review its determination. After considering all materials presented by the Claimant, the Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

ARTICLE IX
ADMINISTRATION

        9.1  Committee.

        A Committee shall be appointed by, and serve at the pleasure of, the Board of Directors. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

        9.2  Committee Action.

        The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

        9.3  Powers and Duties of the Committee.

          (a)  The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

            (1)  To select the investment vehicles in accordance with Section 3.3(a) hereof;

            (2)  To construe and interpret the terms and provisions of this Plan;

            (3)  To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

            (4)  To maintain all records that may be necessary for the administration of the Plan;

            (5)  To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

            (6)  To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

            (7)  To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

            (8)  To select those officers and highly compensated Employees who shall be Eligible Employees.

        9.4  Construction and Interpretation.

        The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Employers and any Participant or Beneficiary. In the event of a conflict between (i) this Plan and (ii) any booklet or other document summarizing or otherwise describing this Plan or any agreement or notice filed under this Plan, the terms of this Plan shall be controlling. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

        9.5  Information.

        To enable the Committee to perform its functions, the Employers shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death, Disability, or other cause of termination, and such other pertinent facts as the Committee may require.

        9.6  Compensation, Expenses and Indemnity.

          (a)  The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

          (b)  To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of any Employer against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any by-law, agreement or otherwise, as such indemnities are permitted under state law.

        9.7  Quarterly Statements.

        Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts on a quarterly basis as of each March 31, June 30, September 30 and December 31.

ARTICLE X
MISCELLANEOUS

        10.1 Participating Employers.

          (a)  The Board shall designate each Employer which shall become a participating Employer under the Plan.

          (b)  As a condition to participating in the Plan, each participating Employer shall be deemed to have authorized the Committee to act for it in all matters arising under or with respect to the Plan and shall comply with such other terms and conditions as may be imposed by the Committee.

          (c)  Each participating Employer hereby irrevocably grants the Company full and exclusive power to exercise, enforce or waive any right which such Employer might otherwise have under the terms of the Plan, and each participating Employer irrevocably appoints the Company as its agent for such purpose.

          (d)  Each Employer shall be responsible for the benefits under this Plan with respect to each Participant employed by such Employer.

          (e)  Notwithstanding paragraph (d) of this Section 10.1, the Company may assume the obligations of any Employer to provide benefits to Participants under the Plan.

          (f)    Each participating Employer may cease to participate in the Plan with respect to its employees by resolution of its governing body, if authorized to do so by the Company.

        10.2 Unsecured General Creditor.

          (a)  Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of any such Participant's Employer or the Company. Any rights created under this Plan with respect to a Participant shall be mere unsecured contractual rights of the Participant against the Employer (or the Employers if a Participant has been employed by more than one Employer) responsible for the Participant's benefits or the Company.

          (b)  In the event that the trustee under the Trust (or any Employer) purchases (i) an insurance policy or policies insuring the lives of Participants or (ii) any other property to allow any Employer to recover the costs of any payments required to be made by them under this Plan, no Participant nor any of his or her designated Beneficiaries shall have or acquire any right whatsoever therein or in the proceeds therefrom. The trustee under the Trust (or, if applicable the Employer) shall be the sole owner of any such policy or policies, and, as such, shall possess and may exercise all incidents of ownership.

        10.3 Restriction Against Assignment.

          (a)  Except as may otherwise be required under applicable law, the Company or the Employer shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. Except as may otherwise be required under applicable law, no part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

          (b)  If the Committee determines that a domestic relations order (within the meaning of Section 414(p)(l)(B) of the Code) requires that all or a portion of a Participant's vested Accounts be paid to an individual other than the Participant, the Company or the Employer shall pay all or a portion of such vested Accounts to such individual in accordance with such order. Any such amount shall be paid in a lump sum payment and shall generally be paid within 180 days of the Participant's termination of employment (including any termination on account of death or disability) or, if later, within 180 days after the Committee receives the domestic relations order.

        10.4 Withholding.

        There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Employer in respect to such payment or this Plan. The Employer shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

        10.5 Amendment, Modification, Suspension or Termination.

        The Company may amend, modify, suspend or terminate the Plan in whole or in part, except that (a) no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts, and (b) Section 8.1 may not be amended with respect to any Participant or Beneficiary following the date the Participant or Beneficiary makes a claim for benefits under the Plan. In the event that this Plan is terminated, the amounts credited to a Participant's Accounts (including any previously uninvested amounts) shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary, in a lump sum within sixty (60) days following the date of termination.

        10.6 Governing Law.

        This Plan shall be construed, governed and administered in accordance with the laws of the State of Nevada.

        10.7 Receipt or Release.

        Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee, the Employer and the trustee of any grantor trust that holds assets for purposes of making benefit payments under the Plan. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

        10.8 Payments on Behalf of Persons Under Incapacity.

        In the event that any amount becomes payable under the Plan to a person who, in the sole judgement of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgement, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

        10.9 Termination of Participation and/or Deferrals.

        If the Committee determines in its sole discretion that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, for purposes of the Employee Retirement Income Security Act of 1974, the Committee shall have the right, in its sole discretion to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections, and/or (iii) immediately distribute in the form of a lump sum cash payment, the vested portion of the amount credited to the Participant's Accounts and terminate the Participant's participation in the Plan (with the unvested portion being forfeited or, at the discretion of the Committee, treated as vested).

        10.10    Headings, etc. Not Part of Agreement.

        Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

        This Plan is hereby executed by a duly authorized officer of the Company effective as of January 1, 2002.

PARK PLACE ENTERTAINMENT CORPORATION
By:	/s/ KIM SINATRA
Title:	EVP—CLO

Appendix A

SPECIAL RULES FOR CERTAIN INDIVIDUALS
WHO WERE PARTICIPANTS IN THE
CAESARS WORLD INC. EXECUTIVE SECURITY PLAN

        Effective July 1, 2001 (the "Transfer Date"), the assets held by the Trust shall include assets that were previously held by a trust under the Caesars World Inc. Executive Security Plan (the "Caesars Plan") for purposes of paying benefits to participants under the Caesars Plan ("Caesars Participants") who are (i) Caesars Participants who are employed by an Employer; (ii) Caesars Participants who are receiving monthly benefits under the Caesars Plan on the Transfer Date; or (iii) terminated Caesars Participants who are vested in their accrued benefit under the Caesars Plan, but are not entitled to receive payment of their benefits under the Caesars Plan on the Transfer Date, because two years have not elapsed since their termination of employment.

        For purposes of this Appendix A, any term used herein (or incorporated by reference herein) that is not separately defined in this Appendix shall have the meaning set forth elsewhere in the Plan.

        The following special rules shall apply to Caesars Participants:

        1.    Caesars Plan Participants who are Employed by an Employer.

  (a)
  The Committee shall establish and maintain a "Caesars Plan Account" for each Caesars Participant who is an Employee of an Employer on the Transfer Date; and each such Caesars Participant for whom a Caesars Plan Account is established shall become a Participant under the Plan on the Transfer Date if not already a Participant pursuant to Section 2.1 herein. Each such Participant's Caesars Plan Account shall be further divided into separate subaccounts corresponding to the Fund elected by the Participant pursuant to paragraph (b). The subaccounts of the Participant's Caesars Plan Account shall collectively be credited as of the Transfer Date with an amount equal to the present value of the Participant's accrued benefit under the Caesars Plan as of the date on which such Participant's benefit under the Caesars Plan was frozen, as determined by the Administrative Committee under the Caesars Plan in accordance with the applicable provisions of the Caesars Plan (such amount being hereinafter referred to as a Participant's "Caesars Plan Benefit"). In the event that a Terminated Caesars Participant (as defined in Section 3(a) of this Appendix) becomes employed by an Employer prior to receiving payment of his Caesars Plan Benefit under Section 3 herein, the Committee shall establish and maintain a Caesars Plan Account for such Participant and the subaccounts of such Participant's Caesars Plan Account shall be credited on the date on which the Terminated Caesars Participant becomes employed by an Employer, with an amount equal to the Participant's Caesars Plan Benefit. Each subaccount of a Participant's Caesars Plan Account shall be credited with earnings and debited with losses at the time and in a manner determined by the Committee.

  (b)
  Prior to the Transfer Date, the Participant shall designate, in a manner prescribed by the Committee, the Funds in which the Participant's Caesars Plan Account shall be deemed to be invested for purposes of determining the amount of earnings to be credited, and/or losses to be debited to the Caesars Plan Account under paragraph (a). The provisions of Sections 3.3(b), (c), (d) and (e) shall apply to the designation of Funds by the Participant pursuant to this paragraph.

  (c)
  (i) The amount that is credited to a Participant's Caesars Plan Account shall be or become nonforfeitable if the Participant has completed or completes five years of Continuous Employment. For purposes of this paragraph, Continuous Employment shall mean a Participant's continuing years and full months of service as an Employee, commencing with the date on which the employee became a participant in the Caesars Plan, which shall include service with Caesars World Inc. and its affiliates prior to the acquisition of Caesars World Inc. by the Company. In determining the number of years of Continuous Employment completed by a Participant, each full month of Continuous Employment shall be counted as one-twelfth of a year of Continuous Employment.

    (ii)
    If a Participant who has Accounts under the Plan and is not vested in his or her Caesars Plan Account, receives or commences to receive the payment of the amount credited to his or her Accounts pursuant to paragraph (f) herein, such Participant's Caesars Plan Account shall immediately be forever forfeited and neither the Company nor the Participant's Employer shall have any obligation to the Participant (or the Participant's Beneficiary) with respect to such forfeited amount.

    (iii)
    If a Participant who does not have Accounts under the Plan and is not vested in his or her Caesars Plan Account, terminates employment with all Employers, such Participant's Caesars Plan Account shall immediately be forever forfeited and neither the Company nor the Participant's Employer shall have any obligation to the Participant (or the Participant's Beneficiary) with respect to such forfeited amount.

    (iv)
    Notwithstanding subparagraph (i) of this paragraph, a Participant's Caesars Plan Account shall become fully vested if the Participant becomes Disabled while employed by the Employer.

    (v)
    Notwithstanding any provisions contained herein, a Participant's Caesars Plan Account shall be immediately forfeited and no benefits attributable to the Participant's Caesars Plan Account shall be payable (or if payments attributable to the Participant's Caesars Plan Account have commenced, no further benefits shall be paid) if:

    (x)
    the Participant is terminated by the Employer for a material act of dishonesty, disclosure of confidential information, gross carelessness, significant neglect of duty, breach of fiduciary duty to the Employer or Company, misappropriation of assets, commission of an illegal act or any action that has a direct, substantial, and adverse affect on the reputation or business of the Employer, Company or any affiliate; or

    (y)
    the Participant has terminated employment with the Employer and, before two years have elapsed after such termination, such Participant becomes an employee of or a consultant to a Competitor or such Participant becomes a Competitor; or

    (z)
    the Participant discloses or uses without prior approval of an officer of the Company, any confidential information of the Company or any Employer including, without limitation, data and information concerning customers, marketing strategies, trade representatives, employees, and any risk or exposure confronting the Company or any Employer where such use or disclosure adversely affects the financial condition, business or reputation of the Company, Employer or any affiliate thereof.

    (vi)
    The Committee shall have the sole and absolute discretion to waive, limit, or condition any forfeiture of benefits under this paragraph (c) with respect to any Caesars Participant.

  (d)
  If a Participant has made an election to defer Base Compensation pursuant to Section 3.1 or Bonus Compensation pursuant to Section 3.2, the amount credited to such Participant's Caesars Plan Account shall be paid in the form of payment in which the Participant receives payment of the amount credited to his or her Accounts under Section 6.1.

  (e)
  If a Participant has not elected to defer or is not eligible to elect to defer Base Compensation pursuant to Section 3.1 or Bonus Compensation pursuant to Section 3.2, such Participant must elect, on the form provided by the Committee, to receive payment of the amount credited to his or her Caesars Plan Account in one of the optional forms of payment described in Section 6. l(c). The form in which a Participant receives payment of his or her Caesars Plan Account shall be subject to the rules provided for under Section 6.1.

  (f)
  The amount credited to a Participant's Caesars Plan Account shall generally be paid or commence to be paid within 180 days of the Participant's termination of employment with all Employers; provided, however, that if a Participant has not attained age 65 on or prior to the date on which such Participant would otherwise receive or commence to receive payment of the amount credited to his or her Caesars Plan Account, such Participant shall receive or commence to receive payment of the amount credited to his or her Caesars Plan Account as soon as administratively feasible following the completion of the two-year period which follows such Participant's termination of employment with all Employers or, if earlier, following the date on which the Participant attains age 65 (unless the Participant's Caesars Plan Account is forfeited pursuant to subparagraph (v) of paragraph (c) herein).

        2.    Caesars Participants who were Receiving Monthly Payments Prior to the Transfer Date.

        If, on the Transfer Date, a Caesars Participant is receiving payment of monthly benefits under the Caesars Plan, all remaining benefits to be paid under the Caesars Plan to such Caesars Participant on or after the Transfer Date shall be paid under the Plan. All such benefits shall be paid to any such Caesars Participant at the same time and in the same manner as such benefits would have been paid to such Caesars Participant under the Caesars Plan.

        3.    Terminated Vested Caesars Plan Participants.

  (a)
  If, on the Transfer Date, a terminated Caesars Participant who has not attained age 65, is vested in his or her Caesars Plan Benefit (as defined in Section l(a) of this Appendix), but is not entitled to receive payment of such benefit under the Caesars Plan on the Transfer Date, solely because two years have not elapsed since such Caesars Participant's termination of employment (any such Caesars Participant being hereinafter referred to as a "Terminated Caesars Participant"), such Terminated Caesars Participant shall receive payment of his or her Caesars Plan Benefit under this Plan in accordance with paragraph (b) of this Section 3.

  (b)
  A Terminated Caesars Participant shall receive payment of his or her Caesars Plan. Benefit in the form of a lump sum payment (or some other form of payment which may be determined by the Committee in its sole discretion) as soon as administratively feasible following the completion of the two-year period which follows such Participant's termination of employment with Caesars World Inc. and its affiliates or any other Employer (the "Two-Year Period") or, if earlier, following the date on which the Participant attains age 65.

  (c)
  Notwithstanding any provisions contained herein, the Caesars Plan Benefit of a Terminated Caesars Participant shall be immediately forfeited and no Caesars Plan Benefit shall be payable to a Terminated Caesars Participant (or if payments have commenced, no further benefits shall be paid) if:

  (i)
  the Terminated Caesars Participant becomes an employee of or a consultant to a Competitor or such Terminated Caesars Participant becomes a Competitor before the completion of the Two-Year Period, or

  (ii)
  the Terminated Caesars Participant discloses or uses without prior approval of an officer of the Company, any confidential information of the Company or any Employer including, without limitation, data and information concerning customers, marketing strategies, trade representatives, employees, and any risk or exposure confronting the Company or any Employer where such use or disclosure adversely affects the financial condition, business or reputation of the Company, Employer or any affiliate thereof.

  (d)
  The Committee shall have the sole and absolute discretion to waive, limit, or condition any forfeiture of benefits under paragraph (c) of this Section 3 with respect to any Terminated Caesars Participant.